UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2020

SKYE Life Ventures Ltd.

(Exact name of registrant as specified in charter)

British Columbia, Canada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5490 Notre Dame Est, Montreal, Quebec, Canada H1N 2C4

(Address of principal executive offices and zip code)

(604) 616-3331

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01

Other Events.

On January 21, 2020, SKYE Life Ventures Ltd. (the “Company”) effected a reverse stock split (the “Reverse Stock Split”), subject to regulatory approval, of the Company’s outstanding shares of common stock, par value of $0.01 per share (the “Common Stock”), at a ratio of 9 to 1. The Reverse Stock Split is in line with the Company’s previous disclosures about its business strategy, and shareholder approval for the Reverse Stock Split was not required under the Company’s Articles of Incorporation and Canadian law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2020	SKYE Life Ventures Ltd.

	By:	/s/ Stevan Perry
	Name:	Stevan Perry
	Title:	President